EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Richard LaBarbera, do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

(1)	the Annual Report on Form 10-K of Kintera, Inc. (the “Registrant”), to which this certification is attached as an exhibit (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 17, 2008

/s/ Richard LaBarbera
Richard LaBarbera President and Chief Executive Officer (Principal Executive Officer)